                                                                    Exhibit 10.9

                            CENTRAL INDIANA BANCORP
                             1993 STOCK OPTION PLAN

     1. Purpose. The purpose of the Central Indiana Bancorp 1993 Stock Option Plan (the "Plan") is to provide to directors, advisory directors, officers and other key employees of Central Indiana Bancorp (the "Holding Company") and its majority-owned and wholly-owned subsidiaries (individually a "Subsidiary" and collectively the "Subsidiaries"), including, but not limited to, First Federal Savings Bank of Kokomo ("First Federal"), who are materially responsible for the management or operation of the business of the Holding Company or a Subsidiary and have provided valuable service to the Holding Company or a Subsidiary, a favorable opportunity to acquire Common Stock, without par value ("Common Stock"), of the Holding Company, thereby providing them with an increased incentive to work for the success of the Holding Company and its Subsidiaries and better enabling each such entity to attract and retain capable directors, advisory directors, and executive personnel.

     2. Administration of the Plan. The Plan shall be administered, construed and interpreted by a committee (the "Committee") consisting of at least two members of the Board of Directors of the Holding Company, each of whom is a "disinterested person" within the meaning of the definition of that term contained in Reg. ss 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The members of the Committee shall be designated from time to time by the Board of Directors of the Holding Company. The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may act either at a meeting at which a majority of the members of the Committee is present or by a written consent signed by all members of the Committee. The Committee shall have the sole, final and conclusive authority to determine, consistent with and subject to the provisions of the Plan:

          (a) the individuals (the "Optionees") to whom options or successive options or cash awards shall be granted under the Plan;

          (b) the time when options or cash awards shall be granted hereunder;

          (c) the number of shares of Common Stock to be covered under each option and the amount of any cash awards;

          (d) the option price to be paid upon the exercise of each option;

          (e) the period within which each such option may be exercised;

          (f) the extent to which an option is an incentive stock option or a non-qualified stock option; and

          (g) the terms and conditions of the respective agreements by which options granted or cash awards shall be evidenced.

The Committee shall also have authority to prescribe, amend, waive, and rescind rules and regulations relating to the Plan, to accelerate the vesting of any stock options or cash awards made hereunder, and to make all other determinations necessary or advisable in the administration of the Plan.

     3. Eligibility. The Committee may, consistent with the purposes of the Plan, grant options and cash awards to officers and other key employees of the Holding Company or of a Subsidiary who in the opinion of the Committee are from time to time materially responsible for the management or operation of the business of the Holding Company or of a Subsidiary and have provided valuable services to the Holding Company or a Subsidiary; provided, however, that in no event may any employee who owns (after application of the ownership rules in ss 425(d) of the Internal Revenue Code of 1986, as amended (the "Code")) shares of stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Holding Company or any of its Subsidiaries be granted an incentive stock option hereunder unless at the time such option is granted the option price is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted. Advisory directors of First Federal who are serving as advisors to the Peru division of First Federal and who are not employees of the Holding Company or its Subsidiaries ("Outside Advisory Directors"), on the date (the "Merger Conversion Date") First Federal Savings and Loan Association of Peru merges into First Federal and simultaneously converts (the "Merger Conversion") from mutual to stock form shall each be granted on such date a non-qualified option to purchase the number of whole shares of Common Stock of the Holding Company determined by multiplying the total number of shares issued by the Holding Company on the Merger Conversion Date by 1.275%. Such options shall have an exercise price per share equal to the purchase price per share paid for shares issued in such Merger Conversion. Outside Advisory Directors are not entitled to receive any other awards under this Plan. Subject to the forgoing and the provisions of Section 7 hereof, an individual who has been granted an option under the Plan (an "Optionee"), if he is otherwise eligible, may be granted an additional option or options if the Committee shall so determine.

     4. Stock Subject to the Plan. There shall be reserved for issuance upon the exercise of options granted under the Plan, shares of Common Stock of the Holding Company equal to 10% of the total number of shares of Common Stock issued by the Holding Company in the Merger Conversion, which may be authorized but unissued shares or treasury shares of the Holding Company. Subject to
Section 7 hereof, the shares for which options may be granted under the Plan shall not exceed that number. If any option shall expire or terminate or be surrendered for any reason without having been exercised in full, the unpurchased shares subject thereto shall (unless the Plan shall have terminated) become available for other options under the Plan.

     5. Terms of Options. Each option granted under the Plan shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case:

          (a) Option Price. The price to be paid for shares of stock upon the exercise of each option shall be determined by the Committee at the time such option is granted, but such price in the case of an incentive stock option shall not be less than the fair market value, as determined by the Committee consistent with Treas. Reg. ss 20.2031-2 and any requirements of ss 422A of the Code, of such stock on the date on which such option is granted; and provided, further, that the Committee may in no event award non-qualified stock options at a price less than 85% of the fair market value of the Common Stock on the date of grant, as determined by the Committee consistent with Treas. Reg. ss 20.2031-2.

          (b) Period for Exercise of Option. An option shall not be exercisable after the expiration of such period as shall be fixed by the Committee at the time of the grant thereof, but such period in no event shall exceed ten
     (10) years and one day from the date on which such option is granted; provided, that incentive stock options granted hereunder shall have terms not in excess of ten (10) years and options issued to Outside Advisory Directors shall be for a period of ten (10) years from the date of grant thereof. Options shall be subject to earlier termination as hereinafter provided.

          (C) Exercise of Options, The option price of each share of stock purchased upon exercise of an option shall be paid in full at the time of such exercise. Payment may be in (i) cash, (ii) if the Optionee may do so in conformity with Regulation T (12 C.F.R. ss 220.3(e)(4)) without violating ss 16(b) or

Section 16(c) of the 1934 Act, pursuant to a broker's cashless exercise procedure, by delivering a properly executed exercise notice together with irrevocable instructions to a broker or promptly deliver to the Holding Company the total option price in cash and, if desired, the amount of any taxes to be withheld from the Optionee's compensation as a result of any withholding tax obligation of the Holding Company or any of its Subsidiaries, as specified in such notice, or (iii) beginning on a date which is three years following the Merger Conversion and with the approval of the Committee, by tendering whole shares of the Holding Company's Common Stock owned by the Optionee and cash having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. For this purpose, any shares so tendered by an Optionee shall be deemed to have a fair market value equal to the mean between the highest and lowest quoted selling prices for the shares on the date of exercise of the option (or if there were no sales on such date the weighted average of the means between the highest and lowest quoted selling prices on the nearest date before and the nearest date after the date of exercise of the options as prescribed by Treas. Reg. Section 20.2031-2)), as reported in The Wall Street Journal or a similar publication selected by the Committee. The Committee shall have the authority to grant options exercisable in full at any time during their term, or exercisable in such installments at such times during their term as the Committee may determine; provided, however, that options shall not be exercisable prior to a date which is six months after the date of shareholder approval of the Plan, if any, or during the first six
(6) months of their term, and provided further that options granted to Outside Advisory Directors shall be fully exercisable following a six-month period beginning on the date of grant of the options or, if later, the date on which the Plan is approved by the Holding Company's shareholders, if such approval is obtained. Installments not purchased in earlier periods shall be cumulated and be available for purchase in later periods. Subject to the other provisions of this Plan, an option may be exercised at any time or from time to time during the term of the option as to any or all whole shares which have become subject to purchase pursuant to the terms of the options or the Plan, but not at any time as to fewer than one hundred (100) shares unless the remaining shares which have become subject to purchase are fewer than one hundred (100) shares. An option may be exercised only by written notice to the Holding Company, mailed to the attention of its Secretary, signed by the Optionee (or such other person or persons as shall demonstrate to the Holding Company his or their right to exercise the option), specifying the number of shares in respect of which it is being exercised, and accompanied by payment in full in either cash or by check in the amount of the aggregate purchase price therefor, by delivery of the irrevocable broker instructions referred to above, or, if the Committee has approved the use of the stock swap feature provided for above, followed as soon as practicable by the delivery of the option price for such shares.

            (d) Certificates. The certificate or certificates for the shares issuable upon an exercise of an option shall be issued as promptly as practicable after such exercise. An Optionee shall not have any rights of a shareholder in respect to the shares of stock subject to an option until the date of issuance of a stock certificate to him for such shares. In no case may a fraction of a share be purchased or issued under the Plan, but if, upon the exercise of an option, a fractional shares would otherwise be issuable, the Holding Company shall pay cash in lieu thereof.

            (e) Termination of Option. If an Optionee (other than an Outside Advisory Director) cease to be an employee of the Holding Company and the Subsidiaries for any reason other than retirement, permanent and total disability (within the meaning of Section 22(e)(3) of the Code), or death, any option granted to him shall forthwith terminate. Leave of absence approved by the Committee shall not constitute cessation of employment. If an Optionee (other than an Outside Advisory Director) ceases to be an employee of the Holding Company and the Subsidiaries by reason of retirement, any option granted to him may be exercised by him in whole or in part at any time after his retirement until the expiration of the option term fixed by the Committee in accordance with subsection (b) above, whether or not the option was otherwise exercisable at the date of his retirement. (The term "retirement" as used herein means such termination of employment as shall entitle such individual to early or normal retirement benefits under any then existing pension plan of the Holding Company or a Subsidiary.) If an Optionee (other than an Outside Advisory Director) ceases to be an employee of the Holding Company and the Subsidiaries by reason of permanent and total disability (within the meaning of ss 22(e)(3) of the Code), any option granted to him may be exercised by him in whole or in part within one (1) year after the date of his termination of employment by reason of such disability whether or not the option was otherwise exercisable at the date of such termination. Options granted to Outside Advisory Directors shall cease to be exercisable six (6) months after the date such Outside Advisory Director is no longer a director or advisory director of the Holding Company or of First Federal for any reason. In the event of the death of an Optionee while in the employ or service as an advisory director or director of the Holding Company or a Subsidiary, or, if the Optionee is not an Outside Advisory Director, after the date of his retirement or within one (1) year after the termination of his employment by reason of permanent and total disability (within the meaning of ss 22(e)(3) of the Code), or, if the Optionee is an Outside Advisory Director, within six (6) months after he is no longer a director or advisory director of the Holding Company or of First Federal, any option granted to him may be exercised in whole or in part at any time within one (1) year after the date of such death by the executor or administrator of his estate or by the person or persons entitled to the option by will or by applicable laws of descent and distribution until the expiration of the option term as fixed by the Committee, whether or not the option was otherwise exercisable at the date of his death. Notwithstanding the foregoing provisions of this subsection (e), no option shall in any event be exercisable after the expiration of the period fixed by the Committee in accordance with subsection (b) above.

          (f) Nontransferability of Option. No option may be transferred by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974 (as amended), or the rules and regulations thereunder, and during the lifetime of the Optionee options shall be exercisable only by the Optionee or his guardian or legal representative.

          (g) No Right to Continued Service. Nothing in this Plan or in any agreement entered into pursuant hereto shall confer on any person any right to continue in the employ or service of the Holding Company or its Subsidiaries or affect any rights of the Holding Company, a Subsidiary, or the shareholders of the Holding Company may have to terminate his service at any time.

          (h) Maximum Incentive Stock Options. The aggregate fair market value of stock with respect to which incentive stock options (within the meaning of ss 422A of the Code) are exercisable for the first time by an Optionee during any calendar year under the Plan or any other plan of the Holding Company or its Subsidiaries shall not exceed $100,000. For this purpose, the fair market value of such shares shall be determined as of the date the option is granted and shall be computed in such manner as shall be determined by the Committee, consistent with the requirements of ss 422A of the Code.

          (i) Agreement. Each option shall be evidenced by an agreement between the Optionee and the Holding Company which shall provide, among other things, that, with respect to incentive stock options, the Optionee will advise the Holding Company immediately upon any sale or transfer of the shares of Common Stock received upon exercise of the option to the extent such sale or transfer takes place prior to the later of (a) two (2) years from the date of grant or (b) one (1)year from the date of exercise.

        (j) Investment Representations. Unless the shares subject to an option are registered under applicable federal and state securities laws, each Optionee by accepting an option shall be deemed to agree for himself and his legal representatives that any option granted to him and any and all shares of Common Stock purchased upon the exercise of the option shall be acquired for investment and not with a view to, or for the sale in connection with, any distribution thereof, and each notice of the exercise of any portion of an option shall be accompanied by a representation in writing, signed by the Optionee or his legal representatives, as the case may be, that the shares of Common stock are being acquired in good faith for investment and not with a view to, or for sale in connection with, any distribution thereof (except in case of the Optionee's legal representatives for distribution, but not for sale, to his legal heirs, legatees and other testamentary beneficiaries). Any shares issued pursuant to an exercise of an option may bear a legend evidencing such representations and restrictions.

     6. Incentive Stock Options and Non-Qualified Stock Options. Options granted under the Plan may be incentive stock options under Section 422A of the Code or non-qualified stock options, provided, however, that Outside Advisory Directors shall be granted only non-qualified stock options. All options granted hereunder will be clearly identified as either incentive stock options or non-qualified stock options. In no event will the exercise of an incentive stock option affect the right to exercise any non-qualified stock option, nor shall the exercise of any non-qualified stock option affect the right to exercise any incentive stock option. Nothing in this Plan shall be construed to prohibit the grant of incentive stock options and non-qualified stock options to the same person, provided, further, that incentive stock options and non-qualified stock options shall not be granted in a manner whereby the exercise of one non-qualified stock option or incentive stock option affects the exercisability of the other.

     7. Adjustment of Shares. In the event of any change after the effective date of the Plan in the outstanding stock of the Holding Company by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the shares of stock of the Holding Company, the Committee shall determine what changes, if any, are appropriate in the number and kind of shares reserved under the Plan, and the Committee shall determine what changes, if any, are appropriate in the option price under and the number and kind of shares covered by outstanding options granted under the Plan. Any determination of the Committee hereunder shall be conclusive.

     8. Cash Awards. Except as otherwise provided in Section 4 hereof, the Committee may, at any time and in its discretion, grant to any Optionee who is granted a non-qualified stock option the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount ("cash award") which is intended to reimburse the Optionee for all or a portion of the federal, state and local income taxes imposed upon such Optionee as a consequence of the exercise of a non-qualified stock option and the receipt of a cash award.

     9. Replacement and Extension of the Terms of Options and Cash Awards. The Committee from time to time may permit an Optionee (other than an Outside Advisory Director) under the Plan or any other stock option plan heretofore or hereafter adopted by the Holding Company or any Susidiary to surrender for cancellation any unexercised outstanding stock option and receive from his employing corporation in exchange therefor an option for such number of shares of Common Stock as may be designated by the Committee. Such Optionees also may be granted related cash awards as provided in Section 8 hereof.

     10. Change in Control. In the event of a Change in Control, all options previously granted and still outstanding under the Plan regardless of their terms, shall become exercisable. For this purpose, "Change in Control" shall mean a change in control of the Holding Company or First Federal, within the meaning of 12 C.F.R. Section 574.4(a) (other than a change of control resulting from a trustee or other fiduciary holding shares of Common Stock under an employee benefit plan of the Holding Company or any of its Subsidiaries), not approved in advance by the Holding Company's Board of Directors.

     11. Tax Withholding. Whenever the Holding Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Holding Company shall have the right to require the Optionee or his or her legal representative to remit to the Holding Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares, and whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements. If permitted by the Committee and pursuant to procedures established by the Committee, an Optionee who is not an Outside Advisory Director may make a written election to have shares of Common Stock having an aggregate fair market value, as determined by the Committee, consistent with the requirements of Treas. Reg. ss 20.2031-2, sufficient to satisfy the applicable withholding taxes, withheld from the shares otherwise to be received upon the exercise of a non-qualified option. Elections by Optionees to have shares withheld for this purpose will be subject to the following restrictions:
(1) they must be made prior to the date as of which the amount of tax withheld is determined (the "Tax Date"), (2) they will be irrevocable, (3) they will be subject to the disapproval of the Committee, and (4) if an Optionee is an officer or director of the Holding Company within the meaning of ss 16 of the 1934 Act and the Common Stock is registered under ss 12 of the 1934 Act, such elections (a) may not be made within six months of the grant of the option, (b) must be made either more than six months prior to the Tax Date or in the ten day "window period" beginning on the third day following the release of the Holding Company's quarterly or annual financial statements, and (c) may not be made until the Holding Company shall have been subject to the reporting requirements of the 1934 Act for at least one year and shall have filed all reports and statements required to be filed under the 1934 Act during such year.

     12. Amendment. The Board of Directors of the Holding Company may amend the Plan from time to time and, with the consent of the Optionee, the terms and provisions of his option or cash award, except that without the approval of the holders of at least a majority of the shares of the Holding Company voting in person or by proxy at a duly constituted meeting or adjournment thereof:

          (a) the number of shares of stock which may be reserved for issuance under the Plan may not be increased except as provided in Section 7 hereof;

          (b) the period during which an option may be exercise may not be extended beyond ten (10) years and one day from the date on which such option was granted;

          (c) the class of persons to whom options or cash awards may be granted under the Plan shall not be modified materially;

          (d) amendments will not be made which would cause the Plan or transactions by officers and directors thereunder to cease to comply with Rule 16b-3 promulgated under the 1934 Act, or any successor rule, unless the Holding Company at the time has ceased to have its Common Stock registered under ss 12 of the 1934 Act; and

          (e) the number of shares subject to options to be granted to Outside Advisory Directors or the date of grant or the exercise price and other terms thereof shall not be changed except as provided in Section 7 hereof unless the Holding Company at the time has ceased to have its Common Stock registered under ss 12 of the 1934 Act; provided further that in any event any such provisions in the Plan governing Outside Advisory Director options may not be amended more than once every six (6) months other than to comport with changes in the Code or the rules thereunder.

No amendment of the Plan, however, may, without the consent of the Optionees, make any changes in any outstanding options or cash awards theretofore granted under the Plan which would adversly affect the rights of such Optionees.

13. Termination. The Board of Directors of the Holding Company may terminate the Plan at any time and option or cash award shall be granted thereafter. Such termination, however, shall not affect the validity of any option or cash award theretofore granted under the Plan. In any event, no incentive stock option may be granted under the Plan after the date which is ten (10) years from the effective date of the Plan or, if earlier, the date the Plan is approved by the Holding Company's shareholders.

14. Successors. This Plan shall be binding upon the successors and assigns of the Holding Company.

15. Governing Law. The terms of any options granted hereunder and the rights and obligations hereunder of the Holding Company, the Optionees and their successors in interest shall, except to the extent governed by federal law, be governed by Indiana law.

16. Government and Other Regulations. The obligations of the Holding Company to issue to transfer and deliver shares under options granted under the Plan or make cash awards shall be subject to compliance with all applicable laws, governmental rules and regulations, and administrative action.

17. Effective Date. The Plan shall become effective on the effective date of the Merger Conversion, and any options granted pursuant to the Plan may not be exercised until the Board of Directors of the Holding Company has been advised by counsel that such approval has been obtained and all other applicable legal requirements have been met.

                                  Attachment D

STOCK OPTIONS

The stock option plan provides for directors, officers and key employees to acquire Common Stock.

Administration is by a committee of at least two board members who determine the optionees, timing, number of shares, amount of cash awards, option price, option period, extent to which an option is an incentive stock option or a non-qualified stock option, and terms and conditions of respective agreements by which options granted or cash awards shall be evidenced. The committee also has authority to change the plan, accelerate vesting, or make other determinations.

Cash awards may be granted only to officers and other key employees who are materially responsible for management or operation of the business and have provided valuable services to the company.

Directors who are not employees and the Chairman Emeritus were granted options on the conversion date, and new directors may be granted options when they become directors. Outside directors are not eligible for any other awards under this plan.

Ten percent of the total number of shares of Common Stock issued are reserved for issuance upon the exercise of options.

Price is determined by the committee, not less than fair market value, although non-qualified stock options may be granted at no less than 75% of fair market value.

Period for exercising the option is set by the committee but not more than ten years and one day from the date of the grant. Options may be granted exercisable in full or in installments.

Upon termination of employment of an optionee, except for retirement, disability or death, the option is terminated. Retirees may exercise options at any time after retirement until the expiration of the option term. Terminations because of disability entitle the optionee to exercise the option in whole or in part within one year after termination whether or not it was otherwise exercisable. Options granted to outside directors cease to be exercisable six months after they are not longer a director for any reason. In case of death, the executor or administrator of the estate may exercise the option within one year.

In the event of Change of Control, all options still outstanding shall become exercisable.

                                  Attachment D


No amendment of the Plan may, without the consent of the optionees, make any changes in any outstanding options or cash awards which would adversely affect the right of the optionees.


                                  Page 2 of 2